                                                                   EXHIBIT 10.11


                       CLASS F CONVERTIBLE PREFERRED STOCK
                               PURCHASE AGREEMENT

                                     between

                               CAREERBUILDER, INC.

                                       and

                   THE SEVERAL PURCHASERS NAMED IN SCHEDULE I





                          Dated as of January 26, 1999


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       THIS CLASS F CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT (together with the schedules and exhibits attached hereto, the "Agreement") is made as of January 26, 1999 between CareerBuilder, Inc., a Delaware corporation (the "Company"), and the several purchasers named in the attached Schedule I (individually a "Purchaser" and collectively the "Purchasers").

       WHEREAS, the Company wishes to issue and sell to the Purchasers an aggregate of up to 2,018,350 shares (the "Preferred Shares") of the authorized but unissued Class F Convertible Preferred Stock, par value $.001 per share, of the Company (the "Class F Convertible Preferred Stock"); and

       WHEREAS, the Purchasers, severally, wish to purchase the Preferred Shares on the terms and subject to the conditions set forth in this Agreement;

       NOW, THEREFORE, in consideration of the promises and mutual covenants contained in this Agreement, the parties hereby agree as follows:

                                    ARTICLE I

                              THE PREFERRED SHARES

       1.1 Issuance, Sale and Delivery of the Preferred Shares. The Company agrees to issue and sell to each Purchaser, and each Purchaser hereby agrees to purchase from the Company, the number of Preferred Shares set forth opposite the name of such Purchaser under the heading "Number of Preferred Shares to be Purchased" on Schedule I, at the aggregate purchase price set forth opposite the name of such Purchaser under the heading "Aggregate Purchase Price for Preferred Shares" on Schedule I.

       1.2 Closing. The closing shall take place at the offices of Hale and Dorr LLP, 1455 Pennsylvania Avenue, N.W., Washington, D.C. 20004, at 10 a.m., on January 26, 1999, or at such other location, date and time as may be agreed upon between the Purchasers and the Company or via facsimile at such date and time as may be agreed upon between the Purchasers and the Company (such closing being called the "Closing" and such date and time being called the "Closing Date"). At the Closing, the Company shall issue and deliver to each Purchaser a stock certificate or certificates in definitive form, registered in the name of such Purchaser, representing the Preferred Shares being purchased by it at the Closing. As payment in full for the Preferred Shares being purchased by it under this Agreement, and against delivery of the stock certificate or certificates therefor as aforesaid, on the Closing Date each Purchaser shall (i) deliver to the Company a check payable to the order of the Company, in the amount set forth opposite the name of such Purchaser under the heading "Aggregate Purchase Price for Preferred Shares" on Schedule I, (ii) transfer such sum to the account of the Company by wire transfer, or (iii) deliver or transfer such sum to the Company by any combination of such methods of payments.


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                                   ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

       The Company represents and warrants to the Purchasers that, except as set forth in the Disclosure Schedule attached as Schedule II (with such representations and warranties not being affected by any due diligence investigation undertaken by the Purchasers):

       2.1    Organization, Qualifications and Corporate Power.

              (a) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and is duly licensed or qualified to transact business as a foreign corporation and is in good standing in each jurisdiction in which the nature of the business transacted by it or the character of the properties owned or leased by it requires such licensing or qualification. The Company has the corporate power and authority to own and hold its properties and to carry on its business as now conducted and as proposed to be conducted, to execute, deliver and perform this Agreement, the Third Amended and Restated Registration Rights Agreement with the Purchasers in the form attached as Exhibit A (the "Third Amended and Restated Registration Rights Agreement") and the Amended and Restated Stock Restriction Agreement of even date herewith by and among the Company, Robert McGovern, James Winchester and the persons listed on Schedules I and II thereto (the "Amended and Restated Stock Restriction Agreement"), to issue, sell and deliver the Preferred Shares and to issue and deliver the shares of Common Stock, par value $.001 per share, of the Company ("Common Stock") issuable upon conversion of the Preferred Shares (the "Conversion Shares").

              (b) The Company has no subsidiaries. The Company does not (i) own of record or beneficially, directly or indirectly, (A) any shares of capital stock or securities convertible into capital stock of any other corporation or
(B) any participating interest in any partnership, joint venture or other non-corporate business enterprise or (ii) control, directly or indirectly, any other entity.

       2.2    Authorization of Agreements, Etc.

              (a) The execution and delivery by the Company of this Agreement, the Third Amended and Restated Registration Rights Agreement and the Amended and Restated Stock Restriction Agreement, the performance by the Company of its obligations hereunder and thereunder, the issuance, sale and delivery of the Preferred Shares, and the issuance and delivery of the Conversion Shares (i) have been duly authorized by all requisite corporate action, (ii) will not violate any provision of law, any order of any court or other agency of government, the Charter or the By-laws of the Company, as amended, or any provision of any indenture, agreement or other instrument to which the Company or any of its properties or assets is bound, or conflict with, result in a breach of, constitute (with due notice or lapse of time or both) a default under, accelerate or terminate any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge, restriction, claim or encumbrance of any nature whatsoever upon any of the properties or


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assets of the Company and (iii) will not require any notice, consent or waiver under any material indenture, agreement or other instrument to which the Company is a party or by which any of its properties or assets are bound.

              (b) The Preferred Shares have been duly authorized and, when issued in accordance with this Agreement, will be validly issued, fully paid and nonassessable shares of Class F Convertible Preferred Stock with no personal liability attaching to the ownership thereof and will be free and clear of all liens, charges, restrictions, claims and encumbrances imposed by or through the Company except as set forth in the Third Amended and Restated Registration Rights Agreement and the Charter. The Conversion Shares have been duly reserved for issuance upon conversion of the Preferred Shares and, when so issued, will be duly authorized, validly issued, fully paid and nonassessable shares of Common Stock with no personal liability attaching to the ownership thereof and will be free and clear of all liens, charges, restrictions, claims and encumbrances imposed by or through the Company except as set forth in the Third Amended and Restated Registration Rights Agreement or the Amended and Restated Stock Restriction Agreement. Neither the issuance, sale or delivery of the Preferred Shares nor the issuance or delivery of the Conversion Shares is subject to any preemptive right of stockholders of the Company, or to any right of first refusal or other right in favor of any person, which have not been duly and validly waived.

       2.3 Validity. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms. The Third Amended and Restated Registration Rights Agreement and the Amended and Restated Stock Restriction Agreement, when executed and delivered in accordance with this Agreement, will constitute the legal, valid and binding obligation of the Company, enforceable in accordance with its terms.

       2.4 Authorized Capital Stock. The authorized capital stock of the Company consists of (i) 1,562,500 shares of Class A Convertible Preferred Stock, par value $.001 per share (the "Class A Preferred Stock"), (ii) 2,151,420 shares of Class B Convertible Preferred Stock, par value $.001 per share (the "Class B Preferred Stock"), (iii) 3,188,889 shares of Class C Convertible Preferred Stock, par value $.001 per share (the "Class C Preferred Stock"), (iv) 2,045,785 shares of Class D Convertible Preferred Stock, par value $.001 per share (the "Class D Preferred Stock"), (v) 1,024,351 shares of Class E Convertible Preferred Stock, par value $.001 per share (the "Class E Preferred Stock"), (vi) 2,018,350 shares of Class F Convertible Preferred Stock, par value $.001 per share (the "Class F Preferred Stock") and (vii) 21,000,000 shares of Common Stock. Immediately prior to the Closing, 4,855,333 shares of Common Stock, 1,507,500 shares of Class A Preferred Stock, 2,151,420 shares of Class B Preferred Stock, 3,188,889 shares of Class C Preferred Stock, 2,045,785 shares of Class D Preferred Stock and 1,024,351 shares of Class E Preferred Stock will be validly issued and outstanding, fully paid and nonassessable with no personal liability attaching to the ownership thereof and no shares of Class F Preferred Stock will have been issued. The Class F Preferred Stock, when issued to the Purchasers pursuant to the terms of this Agreement and for the consideration set forth herein, will be validly issued and outstanding, fully paid and nonassessable with no personal liability attaching to the ownership thereof. The stockholders of record and holders of subscriptions, warrants, options, convertible securities, and other rights (contingent or other) to


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purchase or otherwise acquire equity securities of the Company, and the number of shares of Common Stock and the number of such subscriptions, warrants, options, convertible securities, and other such rights held by each, are as set forth in the attached Schedule III. The Company has attached a copy of the post-closing capitalization schedule as a part of Schedule III. The designations, powers, preferences, rights, qualifications, limitations and restrictions in respect of each class and series of authorized capital stock of the Company are as set forth in the Charter, a copy of which is attached as Exhibit B, and all such designations, powers, preferences, rights, qualifications, limitations and restrictions are valid, binding and enforceable and in accordance with all applicable laws. Except as set forth in the attached
Schedule III, (i) no person owns of record or is known to the Company to own beneficially any share of Common Stock, Class A Preferred Stock, Class B Preferred Stock, Class C Preferred Stock or Class D Preferred Stock, (ii) no subscription, warrant, option, convertible security, or other right (contingent or other) to purchase or otherwise acquire equity securities of the Company is authorized or outstanding, and (iii) there is no commitment by the Company to issue shares, subscriptions, warrants, options, convertible securities or other such rights or to distribute to holders of any of its equity securities any evidence of indebtedness or asset. Except as provided for in the Charter or as set forth in the attached Schedule II, the Company has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its equity securities or any interest therein or to pay any dividend or make any other distribution in respect thereof. Except as set forth in Schedule II, the Company is not a party to any voting trusts or agreement, stockholders' agreement, pledge agreement, buy-sell agreement, or any agreement giving rights of first refusal, preemptive rights or proxies relating to any securities of the Company, and to the best of the Company's knowledge there are no voting trusts or agreements, stockholders' agreements, pledge agreements, buy-sell agreements, rights of first refusal, preemptive rights or proxies relating to any securities of the Company. All of the outstanding securities of the Company were issued in compliance with all applicable Federal and state securities laws.

       2.5    Financial Statements.

              (a) The Company has furnished to the Purchasers the audited balance sheet of the Company as of September 30, 1997 and the related audited statements of income, stockholders' equity and cash flows of the Company for the fiscal year ended September 30, 1997 (the "1997 Audited Financial Statements") and the audited balance sheet of the Company as of September 30, 1998 (the "Balance Sheet") and the related audited statements of income, stockholders' equity and cash flows of the Company as of September 30, 1998 (together with the Balance Sheet, the "1998 Audited Financial Statements"). The 1997 Audited Financial Statements and the 1998 Audited Financial Statements and the respective notes thereto have been prepared in accordance with generally accepted accounting principles consistently applied and fairly present the financial position of the Company as of their respective dates.

              (b) The Company has furnished to the Purchasers the unaudited balance sheet of the Company as of November 30, 1998 and the related unaudited statements of income, stockholders' equity, and cash flows of the Company for the two months ended November 30, 1998 (together, the "Unaudited Financial Statements"). The Unaudited Financial Statements and the notes thereto have been prepared in accordance with generally accepted accounting principles consistently


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applied (except that such Unaudited Financial Statements do not contain all of the required footnotes and are subject to normal year-end adjustment) and fairly present the financial position of the Company as of November 30, 1998 and the results of its operations, stockholders' equity and cash flows for the two months ended November 30, 1998. Since the date of the Audited and Unaudited Financial Statements, (i) there has been no change in the assets, liabilities (whether accrued, fixed, contingent or other) or financial condition of the Company from that reflected in the Unaudited Financial Statements except for changes in the ordinary course of business which in the aggregate have not had a Material Adverse Effect (as defined below) and (ii) no subsequent occurrence or development, individually or in the aggregate, whether or not insured against, has had a Material Adverse Effect (as defined below) on the business, financial condition, operations, property, prospects or affairs of the Company. As used herein, a "Material Adverse Effect" means any effect that is, or would reasonably be expected to be, individually or in the aggregate, materially adverse to the business, financial condition or operations of the Company.

       2.6 Events Subsequent to the Date of the Audited Financial Statements. Since the date of the Audited Financial Statements, the Company has not (i) issued any stock, bond or other corporate security, (ii) borrowed any amount or incurred or become subject to any liability (absolute, accrued or contingent), except current liabilities incurred and liabilities under contracts entered into in the ordinary course of business, (iii) discharged or satisfied any lien or encumbrance or incurred or paid any obligation or liability (absolute, accrued or contingent) other than current liabilities shown on the Audited Financial Statements and current liabilities incurred since the date of the Unaudited Financial Statements in the ordinary course of business, (iv) declared or made any payment of dividends or distribution to stockholders or purchased or redeemed any shares of its capital stock or other security, (v) mortgaged, pledged, encumbered or subjected to lien any of its assets, tangible or intangible, other than liens of current real property taxes not yet due and payable, (vi) sold, assigned or transferred any of its tangible assets except in the ordinary course of business, or canceled any debt or claim, (vii) sold, assigned, transferred or granted any exclusive license with respect to any patent, trademark, trade name, service mark, copyright, trade secret or other intangible asset, (viii) suffered any material damage, destruction or loss of property (whether or not covered by insurance) or waived any right of substantial value whether or not in the ordinary course of business, (ix) made any change in officer compensation except in the ordinary course of business and consistent with past practice, (x) made any material change in the manner of business or operations of the Company, (xi) entered into any transaction except in the ordinary course of business or as otherwise contemplated hereby or (xii) entered into any commitment (contingent or otherwise) to do any of the foregoing.

       2.7 Litigation; Compliance with Law. There is no (i) action, suit, claim, proceeding or investigation pending or, to the best of the Company's knowledge, threatened against or specifically affecting the Company or any of its assets or its properties, at law or in equity, or before or by any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) arbitration proceeding relating to the Company pending under collective bargaining agreements or otherwise or (iii) governmental inquiry pending or, to the best of the Company's knowledge, threatened against or specifically affecting the Company (including without limitation any inquiry as to the qualification of the Company to hold or receive any license or permit), nor is the Company aware that there is any basis for the foregoing.



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The Company has not received any opinion or memorandum or legal advice from legal counsel to the effect that it is exposed, from a legal standpoint, to any liability or disadvantage which may be material to its business, prospects, financial condition, operations, property or affairs. The Company is not in default with respect to any order, writ, injunction or decree known to or served upon the Company of any court or of any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign. There is no action or suit by the Company pending or threatened against others. The Company has complied with all laws, rules, regulations and orders applicable to its business, operations, properties, assets, products and services except where failure to comply with such laws, rules, regulations and orders would not result in a Material Adverse Effect, the Company has all necessary permits, licenses and other authorizations required to conduct its business as conducted and as proposed to be conducted, and the Company has been operating its business pursuant to and in compliance with the terms of all such permits, licenses and other authorizations. There is no existing law, rule, regulation or order, and the Company, after due inquiry, is not aware of any proposed law, rule, regulation or order, whether Federal, state, county or local, which would prohibit or restrict the Company from, or otherwise materially adversely affect the Company in, conducting its business in any jurisdiction in which it is now conducting business or in which it proposes to conduct business.

       2.8 Proprietary Information of Third Parties. The Company has received no notification that any third party has claimed and, to the best of the Company's knowledge, no third party has reason to claim that, any person employed by or affiliated with the Company has (a) violated or may be violating any of the terms or conditions of his employment, non-competition, non-solicitation or non-disclosure agreement with such third party, (b) disclosed or may be disclosing or utilized or may be utilizing, without the consent of such employer or has otherwise provided such materials to others, any trade secret or confidential proprietary information or documentation of such third party without the consent of such third party or (c) interfered or may be interfering in the employment relationship between such third party and any of its present or former employees. No third party has requested information from the Company which suggests that such a claim might be contemplated. To the best of the Company's knowledge, no person employed by or affiliated with the Company has employed or proposes to employ, has used, disclosed or provided to others any trade secret or any information or documentation confidential and proprietary to any former employer or has otherwise provided such materials to others, and to the best of the Company's knowledge, no person employed by or affiliated with the Company has violated any confidential relationship which such person may have had with any third party, in connection with the development, manufacture or sale of any product or proposed product or the development or sale of any service or proposed service of the Company, and the Company has no reason to believe there will be any such employment or violation. To the best of the Company's knowledge, the Company, in the conduct of its business as now conducted, does not infringe upon or conflict with the rights of any third party under any contract, covenant or instrument to which the Company is a party.

       2.9 Patents, Trademarks, Etc. Set forth in Schedule II is a list and brief description of all domestic and foreign patents, patent rights, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names and copyrights, and all applications for such which are in the process of being prepared, owned by or registered in the name



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of the Company, or of which the Company is a licensor or licensee or in which the Company has any right, and in each case a brief description of the nature of such right. The Company owns or possesses adequate licenses or other rights to use all patents, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names, copyrights, manufacturing processes, formulae, trade secrets, customer lists and know how (collectively, "Intellectual Property") necessary or desirable to the conduct of its business as conducted and as proposed to be conducted, and no claim is pending or, to the best of the Company's knowledge, threatened to the effect that the operations of the Company infringe upon or conflict with the asserted rights of any other person under any Intellectual Property, and there is no basis for any such claim (whether or not pending or threatened). No claim is pending or threatened to the effect that any such Intellectual Property owned or licensed by the Company, or which the Company otherwise has the right to use, is invalid or unenforceable by the Company, and there is no basis for any such claim (whether or not pending or threatened). The Company has performed all acts necessary and has paid all fees and taxes required to maintain all registrations and applications of all such Intellectual Property in full force and effect. The Company is not, nor will it be, as a result of the performance of any obligations hereunder, in breach of any license or any other agreement to which it is a party relating to any Intellectual Property. All prior art known to the Company which may be or may have been pertinent to the examination of any United States patent or patent application listed in Schedule II has been cited to the United States Patent and Trademark Office. To the best of the Company's knowledge, all technical information developed by and belonging to the Company which has not been patented has been kept confidential. The Company has not granted or assigned to any other person or entity any right to manufacture, have manufactured, assemble or sell the products or proposed products or to provide the services or proposed services of the Company. To the Company's best knowledge, no third party is infringing or has infringed upon any Intellectual Property of the Company nor is the Company infringing upon the Intellectual Property of any third party.

       2.10 Title to Properties. The Company has good, clear and marketable title to its properties and assets reflected on the Unaudited Financial Statements or acquired by it since the date of the Unaudited Financial Statements (other than properties and assets disposed of in the ordinary course of business since the date of the Unaudited Financial Statements), and all such properties and assets are free and clear of mortgages, pledges, security interests, liens, charges, claims, restrictions and other encumbrances (including without limitation, easements and licenses), except liens for or current taxes not yet due and payable and minor imperfections of title, if any, not material in nature or amount and not materially detracting from the value or impairing the use of the property subject thereto or impairing the operations or proposed operations of the Company, including without limitation, the ability of the Company to secure financing using such properties and assets as collateral. The Company has not received any notice of condemnation, environmental, zoning or other land use regulation proceedings, either instituted or planned to be instituted, which would adversely affect the use or operation of the Company's properties and assets for their respective intended uses and purposes, or the value of such properties, and the Company has received no notice of any special assessment proceedings which would affect such properties and assets. The Company's properties and assets are in a good state of repair (normal wear and tear excepted) and are suitable to conduct the business of the Company as it is currently being conducted.



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       2.11   Leasehold Interests. Each lease or agreement to which the Company is a party under which it is a lessee of any property, real or personal, is a valid and subsisting agreement, duly authorized and entered into, without any default of the Company thereunder and, to the best of the Company's knowledge, without any default thereunder of any other party thereto. No event has occurred and is continuing which, with due notice or lapse of time or both, would constitute a default or event of default by the Company under any such lease or agreement or, to the best of the Company's knowledge, by any other party thereto. The Company has not received any notice of termination under any such lease. The Company's possession of such property has not been disturbed and, to the best of the Company's knowledge after due inquiry, no claim has been asserted against the Company adverse to its rights in such leasehold interests.

       2.12 Insurance. The insurance policies set forth on Schedule II constitute all of the policies of insurance required to be maintained by the Company. Such policies are in full force and effect. All premiums with respect to such policies that have become due and payable have been paid, and no notice of cancellation or termination has been received with respect to any such policy.

       2.13 Taxes. The Company has filed, or will timely file, all tax returns, Federal, state, county and local, required to be filed by it, and the Company has paid, or will timely pay, all taxes shown to be due by such returns as well as all other taxes, assessments and governmental charges which have become due or payable, including without limitation all taxes which the Company is obligated to withhold from amounts owing to employees, creditors and third parties. All tax returns and amendments thereto filed by the Company are true, complete and correct in all material respects. The Company has established adequate reserves for all taxes accrued but not yet payable. All tax elections have been made by the Company in accordance with generally accepted practice. The Federal income tax returns of the Company have never been audited by the Internal Revenue Service, no audit is currently pending, and to the best knowledge of the Company, no audit is threatened with respect to any tax returns filed by it. No deficiency assessment with respect to or proposed adjustment of the Company's Federal, state, county or local taxes is pending or, to the best of the Company's knowledge, threatened. There is no tax lien, whether imposed by any Federal, state, county or local taxing authority, outstanding against the assets, properties or business of the Company. Neither the Company nor any of its present or former stockholders has ever filed an election pursuant to
Section 1362 of the Internal Revenue Code of 1986, as amended (the "Code"), that the Company be taxed as an S corporation. The Company is not a party to any tax sharing, cost sharing or similar agreement. The Company has not entered into any agreement that would result in the disallowance of any tax deduction under
Section 280G of the Code. The Company has not given or been requested to give any waiver of any statutes of limitation relating to payment of taxes or executed powers of attorney with respect to tax matters which will be outstanding as of the Closing Date. The Company is not currently the beneficiary of any extension of time within which to file any tax return. The Company has not filed a "contract" within the meaning of Section 341(f) of the Code, nor, to the Company's knowledge, has any such contract been filed with respect to the Company.

       2.14 Other Agreements. Except as set forth in the attached Schedule IV, the Company is not a party to or otherwise bound by any written or oral agreement, instrument, commitment or restriction which individually or in the aggregate could materially adversely affect the



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


business, prospects, financial condition, operations, property or affairs of the Company. Copies of all agreements, instruments and documents set forth under
Section 2.14 of Schedule IV have previously been made available or furnished to the Purchasers and their representatives. Except as set forth in the attached
Schedule IV, the Company is not a party to or otherwise bound by any written or oral:

              (a) distributor, dealer, manufacturer's representative or sales agency agreement which is not terminable on less than ninety (90) days' notice without cost or other liability to the Company (except for agreements which, in the aggregate, are not material to the business of the Company);

              (b) sales agreement which entitles any customer to a rebate or right of set-off, to return any product to the Company after acceptance thereof or to delay the acceptance thereof, or which varies in any material respect from the Company's standard form agreements;

              (c) agreement with any labor union (and, to the knowledge of the Company, no organizational effort is being made with respect to any of its employees);

              (d) agreement with any supplier containing any provision permitting any party other than the Company to renegotiate the price or other terms, or containing any payback or other similar provision, upon the occurrence of a failure by the Company to meet its obligations under the agreement when due or the occurrence of any other event;

              (e) agreement for the future purchase of fixed assets or for the future purchase of materials, supplies or equipment in excess of its normal operating requirements;

              (f) agreement for the employment of any officer, employee or other person (whether of a legally binding nature or in the nature of an informal understanding) on a full-time or consulting basis which is not terminable on notice without cost or other liability to the Company, except normal severance arrangements and accrued vacation pay;

              (g) bonus, pension, profit-sharing, retirement, hospitalization, insurance, stock purchase, stock option or other plan, agreement or understanding pursuant to which benefits are provided to any employee of the Company (other than group insurance plans applicable to employees generally);

              (h) agreement relating to the borrowing of money or to the mortgaging or pledging of, or otherwise placing a lien or security interest on, any asset of the Company;

              (i)    guaranty of any obligation for borrowed money or otherwise;

              (j) voting trust or agreement, stockholders' agreement, pledge agreement, buy-sell agreement or first refusal or preemptive rights agreement relating to any securities of the Company;



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              (k)    agreement, or group of related agreements with the same
party or any group of affiliated parties, under which the Company has advanced or agreed to advance money or has agreed to lease any property as lessee or lessor;

              (l) agreement or obligation (contingent or otherwise) to issue, sell or otherwise distribute or to repurchase or otherwise acquire or retire any share of its capital stock or any of its other equity securities;

              (m) assignment, license or other agreement with respect to any form of intangible property;

              (n) agreement under which it has granted any person any registration rights, other than the Third Amended and Restated Registration Rights Agreement;

              (o) agreement under which it has limited or restricted its right to compete with any person in any respect;

              (p) other agreement or group of related agreements with the same party involving more than $50,000 or continuing over a period of more than six months from the date or dates thereof (including renewals or extensions optional with another party), which agreement or group of agreements is not terminable by the Company without penalty upon notice of thirty (30) days or less, but excluding any agreement or group of agreements with a customer of the Company for the sale, lease or rental of the Company's products or services if such agreement or group of agreements was entered into by the Company in the ordinary course of business;

              (q) agreement or commitment for capital expenditures in excess of $50,000; or

              (r) other agreement, instrument, commitment, plan or arrangement, a copy of which would be required to be filed with the Securities and Exchange Commission (the "Commission") as an exhibit to a registration statement on Form S-1 if the Company were registering securities under the Securities Act of 1933, as amended (the "Securities Act").

       The Company, and to the best of the Company's knowledge, each other party thereto have in all material respects performed all the obligations required to be performed by them to date (or each non-performing party has received a valid, enforceable and irrevocable written waiver with respect to its non-performance), have received no notice of default and are not in default (with due notice or lapse of time or both) under any agreement, instrument, commitment, plan or arrangement to which the Company is a party or by which it or its property may be bound. All such agreements, instruments, commitments, plans or arrangements constitute valid and binding obligations of the Company, and to the best knowledge of the Company, the other parties thereto, enforceable in accordance with their terms, except as enforcement may be limited by general principles of equity, insolvency and similar laws affecting creditors rights generally. The Company has no present expectation or intention of not fully performing all its obligations under each such agreement, instrument, commitment, plan or arrangement, and the Company has no knowledge of any breach or anticipated breach by the other party to, and has not received any written notice of intention not to renew under, any agreement, instrument, commitment, plan or arrangement to which the Company is a party. The Company is in full compliance with all of the terms and provisions of its Charter and By-laws, as amended.

       2.15 Loans and Advances. The Company does not have any outstanding loans or advances to any person and is not obligated to make any such loans or advances, except, in each case, for advances to employees of the Company in respect to reimbursable business expenses anticipated to be incurred by them in connection with their performance of services for the Company.

       2.16 Assumptions, Guaranties, Etc. of Indebtedness of Other Persons. The Company has not assumed, guaranteed, endorsed or otherwise become directly or contingently liable on any indebtedness of any other person (including, without limitation, liability by way of agreement, contingent or otherwise, to purchase, to provide funds for payment, to supply funds to or otherwise invest in the debtor, or otherwise to assure the creditor against loss), except for guaranties by endorsement of negotiable instruments for deposit or collection in the ordinary course of business.

       2.17 Significant Customers and Suppliers. No customer or supplier which was significant to the Company during the period covered by the financial statements referred to in Section 2.5 or which has been significant to the Company thereafter, has terminated, materially reduced or threatened to terminate or materially reduce its purchases from or provision of products or services to the Company, as the case may be.

       2.18 Governmental Approvals. Subject to the accuracy of the representations and warranties of the Purchasers set forth in Article III, no registration or filing with, or consent or approval of or other action by, any Federal, state or other governmental agency or instrumentality is or will be necessary for the valid execution, delivery and performance by the Company of this Agreement, the Third Amended and Restated Registration Rights Agreement or the Amended and Restated Stock Restriction Agreement, the issuance, sale and delivery of the Preferred Shares or, upon conversion thereof, the issuance and delivery of the Conversion Shares, other than (i) filings pursuant to state securities laws (all of which filings have been made by the Company, other than those which are required to be made after the Closing and which will be duly made on a timely basis) in connection with the sale of the Preferred Shares and
(ii) with respect to the Third Amended and Restated Registration Rights Agreement, the registration of the shares covered thereby with the Commission and filings pursuant to state securities laws.

       2.19 Disclosure. Neither this Agreement, nor any Schedule or Exhibit to this Agreement, nor the Company's proposed plan for the 1998-1999 fiscal year (the "1999 Plan"), nor the Audited Financial Statements or Unaudited Financial Statements, contains an untrue statement of a material fact or omits a material fact necessary to make the statements contained herein or therein not misleading. None of the statements, documents, certificates or other items prepared or supplied by the Company with respect to the transactions contemplated hereby contains an untrue statement of a material fact or omits a material fact necessary to make the statements contained therein not misleading. There is no fact which the Company has not disclosed to the Purchasers and their counsel in writing and of which the Company is aware which has or could have a Material Adverse Effect on the Company. The financial projections and other estimates contained in the 1999 Plan were prepared by the Company based on the Company's experience in the industry and on assumptions of fact and opinion as to future events which the Company, at the date of the preparation of the 1999 Plan, believed to be reasonable, but which the Company cannot and does not assure or guarantee the attainment of in any manner. As of the date hereof no facts have come to the attention of the Company which would, in its opinion, require the Company to revise or amplify the assumptions underlying such projections and other estimates or the conclusions derived therefrom. The Company has furnished, made available to, or has caused to be furnished or made available to, Purchasers or their representatives for review complete and correct copies of all agreements and documents set forth on the Disclosure Schedule or any other schedule attached hereto.

       2.20 Offering of the Preferred Shares. Neither the Company nor any person authorized or employed by the Company as agent, broker, dealer or otherwise in connection with the offering or sale of the Preferred Shares or any security of the Company similar to the Preferred Shares has offered the Preferred Shares or any such similar security for sale to, or solicited any offer to buy the Preferred Shares or any such similar security from, or otherwise approached or negotiated with respect thereto with, any person or persons, and neither the Company nor any person acting on its behalf has taken or will take any other action (including, without limitation, any offer, issuance or sale of any security of the Company under circumstances which might require the integration of such security with Preferred Shares under the Securities Act or the rules and regulations of the Commission thereunder), in either case so as to subject the offering, issuance or sale of the Preferred Shares to the registration provisions of the Securities Act.

       2.21 Brokers. The Company has no contract, arrangement or understanding with any broker, finder or similar agent with respect to the transactions contemplated by this Agreement.

       2.22 Officers. Set forth in Schedule II is a list of the names of the officers of the Company, together with the title or job classification of each such person and the total compensation anticipated to be paid to each such person by the Company in 1998. None of such persons has an employment agreement or understanding, whether oral or written, with the Company, which is not terminable on notice by the Company without cost or other liability to the Company.

       2.23 Transactions With Affiliates. No director, officer, employee or stockholder of the Company, or member of the family of any such person, or any corporation, partnership, trust or other entity in which any such person, or any member of the family of any such person, has a substantial interest or is an officer, director, trustee, partner or holder of more than 5% of the outstanding capital stock thereof, is a party to any transaction with the Company, including any contract, agreement or other arrangement providing for the employment of, furnishing of services by, rental of real or personal property from or otherwise requiring payments to any such person or firm, other than employment at will arrangements in the ordinary course of business.

       2.24 Employees. Each of the officers of the Company, each key employee and each other employee now employed by the Company who has access to confidential information of the

Company has executed an Employee Nondisclosure and Developments Agreement (collectively, the "Employee Nondisclosure and Developments Agreements"), and such agreements are in full force and effect. No officer or key employee of the Company has advised the Company (orally or in writing) that he intends to terminate employment with the Company.

       2.25 U.S. Real Property Holding Corporation. The Company is not now and has never been a "United States real property holding corporation," as defined in Section 897(c)(2) of the Code and Section 1.897-2(b) of the Regulations promulgated by the Internal Revenue Service, and the Company has filed with the Internal Revenue Service all statements, if any, with its United States income tax returns that are required under Section 1.897-2(h) of such Regulations.

       2.26   ERISA.

              (a) Schedule II lists each Employee Plan that covers any employee of the Company, copies or descriptions of which have previously been made available or furnished to the Purchasers. With respect to each Employee Plan, the Company has provided the most recently filed Form 5500 and an accurate summary description of such plan. The Company has provided the Purchasers with complete age, salary, service and related data as of the most recent practicable date for employees of the Company.

              (b) Schedule II also includes a list of each Benefit Arrangement of the Company, copies or descriptions of all of which have been made available or furnished previously to the Purchasers.

              (c) No Employee Plan is a Multiemployer Plan and no Employee Plan is subject to Title IV of ERISA. The Company and its Affiliates have not incurred any liability under Title IV of ERISA arising in connection with the termination of any plan covered or previously covered by Title IV of ERISA.

              (d)    None of the Employee Plans or other arrangements listed on
Schedule II covers any non-United States employee or former employee of the Company.

              (e) No "prohibited transaction," as defined in Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Employee Plan.

              (f) No Employee Plan is an "employee pension benefit plan" as defined in Section 3(2) of ERISA.

              (g) Each Employee Plan and each Benefit Arrangement has been maintained in substantial compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations which are applicable to such Employee Plan or Benefit Arrangement.

              (h) All contributions and payments accrued under each Employee Plan and Benefit Arrangement, determined in accordance with prior funding and accrual practices, as adjusted to include proportional accruals for the period ending on the Closing Date, will be discharged and paid on or prior to the Closing Date except to the extent reflected on the Audited Financial Statements. Except as disclosed in writing to the Purchasers prior to the date hereof, there has been no amendment to, written interpretation of or announcement (whether or not written) by the Company or any of its ERISA Affiliates relating to, or change in employee participation or coverage under, any Employee Plan or Benefit Arrangement that would increase materially the expense of maintaining such Employee Plan or Benefit Arrangement above the level of the expense incurred in respect thereof for the fiscal year ended prior to the date hereof.

              (i) There is no contract, agreement, plan or arrangement covering any employee or former employee of the Company that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to the terms of Section 280G of the Code.

              (j) No tax under Section 4980B of the Code has been incurred in respect of any Employee Plan that is a group health plan, as defined in
Section 5000(b)(1) of the Code.

              (k) With respect to the employees and former employees of the Company, there are no employee post-retirement medical or health plans in effect, except as required by Section 4980B of the Code.

              (l) No employee of the Company will become entitled to any bonus, retirement, severance or similar benefit or enhanced benefit solely as a result of the transactions contemplated hereby.

              (m) The Company does not have, nor is it reasonably expected to have, any liability under Title IV of ERISA.

       2.27 Absence of Undisclosed Liabilities. Except for (a) liabilities as and to the extent reflected or reserved against on the Audited Financial Statements, (b) immaterial liabilities incurred since November 30, 1998, in the ordinary course of business, consistent with past practice, of the Company, and
(c) ordinary course liabilities incurred under any contract not required to be disclosed on any Schedule to this Agreement because of any applicable materiality threshold contained in this Agreement, the Company has no liabilities or obligations of any nature, whether known or unknown, fixed, accrued, contingent or otherwise and whether due or to become due.

       2.28 Year 2000. The computer systems and software owned, and to the best knowledge of the Company after due inquiry, as set forth on Schedule II, licensed, by the Company are able to accurately process, provide and/or receive date data, including but not limited to, calculating, comparing and sequencing from, into and between the twentieth century (through year 1999), the year 2000 and the twenty-first century, including leap year calculations. The Company has instituted a program of questioning its material vendors and suppliers to assess their Year 2000 readiness. Set forth under Section 2.28 of Schedule II is a timetable showing the Company's anticipated schedule for the completion of such interviews. In addition, attached as an annex to Section 2.28 of Schedule II is the questionnaire that the Company has sent to each of its material vendors and suppliers regarding Year 2000 compliance issues, a copy of which has previously been provided to the Purchasers. Of the vendors and suppliers that have responded to the Company's questionnaire and inquiries to date, none have informed the Company of any material Year 2000 compliance issues and, to the Company's knowledge, the Company has no reason to believe otherwise.

       2.29 Labor Relations. The Company is not engaged in any unfair labor practice (under any applicable Federal or state law) that would reasonably be expected to have a Material Adverse Effect on the Company, nor is there any charge or complaint current or pending, nor to the Company's best knowledge, threatened against the Company relating to such practice. The Company's employees are not represented by a labor union and no union organizing activity has commenced. The Company is not a party to any collective bargaining agreement.

       2.30 Environmental Matters. (a) The Company has (i) complied in all material respects with the Environmental Laws applicable to it, (ii) provided to the Purchasers a copy of any order, notice, permit, application, or any other written communication or report received by the Company from any governmental authority or any other person or sent by or for the Company to a governmental authority in connection with any matter relating to environmental laws applicable to the Company and (iii) has provided the Purchasers with copies of any environmental assessment reports, certificates, engineering studies or other written material or data the Company may have relating to environmental laws applicable to the Company. There is no Environmental Claim pending or, to the knowledge of the Company, threatened against the Company with respect to the operations or business of the Company, or, to the Company's knowledge, against any person or entity whose liability for any Environmental Claim the Company has retained or assumed either contractually or by operation of law. To the Company's knowledge, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that could form the basis of any Environmental Claim against the Company, or, to the Company's knowledge, against any person or entity whose liability for any Environmental Claim the Company has retained or assumed either contractually or by operation of law, which would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
Schedule II sets forth (i) all on-site and to the knowledge of the Company off-site locations where the Company has stored, disposed or arranged for the disposal of Materials of Environmental Concern, (ii) to the knowledge of the Company, all underground storage tanks, and the capacity and contents of such tanks, located on property owned, leased or controlled by the Company, (iii) to the knowledge of the Company, the location and condition of any asbestos or lead (including furnishings or lead-based paints) contained in or forming part of any building, building component, structure or office space owned, leased or controlled by the Company; and (v) to the knowledge of the Company, all PCBs or PCB-containing items that are used or stored at any property owned, leased or controlled by the Company.

              (b) For purposes of this Section 2.30 (i) "Environmental Claim" means any claim, action, cause of action, investigation of which the Company, including any of its management employees, are aware, or written notice by any person alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based on or resulting from (a) the presence, or release into the environment, of any Material of Environmental Concern at any location owned, leased, used or operated by the Company, or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law; (ii) "Environmental Laws" means all Federal, state and local laws and regulations relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata and natural resources), including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern; and (iii) "Materials of Environmental Concern" means chemicals, pollutants, contaminants, industrial, toxic or hazardous wastes, substances or constituents, petroleum and petroleum products (or any by-product or constituent thereof), asbestos or asbestos-containing materials, or PCBs.

       2.31 Investment Company Act. The Company is not a "registered investment company" within the meaning of the Investment Act of 1940, as amended.

       2.32 Relationship with General Electric Company. The Company does not have any equity, creditor or similar relationship (including without limitation any investment in, or any debtor, revolving credit, leasing or creditor relationship, but excluding any vendor or vendee relationship) with General Electric Company or any subsidiary thereof.

       2.33 Private Offering. Assuming the correctness of the representations and warranties set forth in Article III hereof, the offer and sale of the Preferred Stock to Purchasers hereunder is exempt from the registration and prospectus delivery requirements of the Securities Act.

       2.34 Holding Company. The Company is not a "holding company" or a "subsidiary company" as such terms are defined in the Public Utility Holding Company Act of 1934, as amended.

       2.35 Disqualified Persons. To the Company's knowledge, none of the persons listed on Schedule V hereto holds, directly or indirectly, any securities of the Company.

       2.36 Absence of Questionable Payments. To the Company's knowledge, neither the Company nor any director, officer or employee acting on behalf of the Company has used any corporate or other funds for unlawful contributions, payments, gifts, or entertainment, or made any unlawful expenditures relating to foreign political activity or government officials. Neither the Company nor any current director, officer or employee acting on behalf of the Company has accepted or received any unlawful contributions, payments, gifts or expenditures.

       2.37   Solvency. The Company is not (a) "insolvent" (as defined in
Section 101(32) of the Bankruptcy Code of 1978, as amended (the "Bankruptcy Code")), (b) engaged in business with unreasonably small capital or assets (as contemplated by the Bankruptcy Code, the Uniform Fraudulent Conveyance Act, as amended, the Uniform Fraudulent Transfer Act, as amended, or other similar laws) or (c) unable to pay or provide for the payment of such liabilities and obligations as and when due.

                                   ARTICLE III

                REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

       Each Purchaser severally represents and warrants to the Company that:

              (a) it is an "accredited investor" within the meaning of Rule 501 under the Securities Act and was not organized for the specific purpose of acquiring the Preferred Shares;

              (b) it received any materials in connection with the offering of the Preferred Shares and first learned of such offering in the state listed as its address set forth on Schedule I hereto, and intends that the state securities laws of that state alone shall govern its purchase of Preferred Shares;

              (c) it has sufficient knowledge and experience in investing in companies similar to the Company in terms of the Company's stage of development so as to be able to evaluate the risks and merits of its investment in the Company and it is able financially to bear the risks thereof;

              (d) it has had an opportunity to discuss the Company's business, management and financial affairs with the Company's management;

              (e) the Preferred Shares being purchased by it are being acquired for its own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof without prejudice, however, to its rights at all times to sell or otherwise dispose of all or part of such Preferred Shares, subject to the provisions of Section 6.12 of this Agreement, or pursuant to a registration statement under the Securities Act or pursuant to an exemption from the registration requirements under the Securities Act;

              (f) it understands that (i) the Preferred Shares and the Conversion Shares have not been registered under the Securities Act by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof promulgated under the Securities Act, (ii) the Preferred Shares and, upon conversion thereof, the Conversion Shares must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration, (iii) the Preferred Shares and the Conversion Shares will bear a legend to such effect and (iv) the Company will make a notation on its transfer books to such effect; and

              (g) if it sells any Conversion Shares pursuant to Rule 144A promulgated under the Securities Act, it will take all necessary steps in order to perfect the exemption from registration provided thereby, including (i) obtaining on behalf of the Company information to enable the Company to establish a reasonable belief that the purchaser is a qualified institutional buyer and (ii) advising such purchaser that Rule 144A is being relied upon with respect to such resale.

                                   ARTICLE IV

                 CONDITIONS TO THE OBLIGATIONS OF THE PURCHASERS

       The obligation of each Purchaser to purchase and pay for the Preferred Shares being purchased by it on the Closing Date is, at its option, subject to the satisfaction, on or before the Closing Date, of the following conditions:

              (a) Opinion of Company's Counsel. The Purchasers shall have received from Hale and Dorr LLP, counsel for the Company, an opinion dated as of the Closing Date, in form and scope satisfactory to the Purchasers and their counsel, to the effect that:

                            (i)    The Company is a corporation duly
incorporated, validly existing and in good standing under the laws of the State of Delaware, its jurisdiction of incorporation. To the knowledge of such counsel, the Company has no subsidiaries. The Company is duly licensed or qualified to transact business as a foreign corporation and is in good standing in Virginia. The Company has the corporate power and authority to own and hold its properties and to carry on its business as currently conducted and as proposed to be conducted. The Company has the corporate power and authority to execute, deliver and perform this Agreement, the Third Amended and Restated Registration Rights Agreement and the Amended and Restated Stock Restriction Agreement, to issue, sell and deliver the Preferred Shares and, upon conversion thereof, to issue and deliver the Conversion Shares.

                            (ii)   This Agreement, the Third Amended and
Restated Registration Rights Agreement and the Amended and Restated Stock Restriction Agreement have been duly authorized, executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company, enforceable in accordance with their respective terms (subject, as to enforcement of remedies, to the discretion of courts in awarding equitable relief and to applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting the rights of creditors generally), except that such counsel need not express any opinion as to the validity or enforceability of the indemnification and contribution provisions of the Third Amended and Restated Registration Rights Agreement.

                            (iii)  The execution and delivery by the Company of
this Agreement, the Third Amended and Restated Registration Rights Agreement and the Amended and Restated Stock Restriction Agreement, the performance by the Company of its obligations hereunder and thereunder, the issuance, sale and delivery of the Preferred Shares and, upon conversion thereof, the issuance and delivery of the Conversion Shares, will not violate any provision of law applicable to the Company, the Charter or By-laws, as amended, of the Company, any order of any court or other agency of government specifically applicable to the Company or its property or any agreement of the Company listed on Schedule II hereto, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under, accelerate or terminate or require the consent of any party under any material indenture, agreement or other instrument as listed on Schedule II hereto, or result in the creation or imposition of any lien, charge, restriction, claim or encumbrance of any nature whatsoever upon any of the properties or assets of the Company. In rendering the foregoing opinion, such counsel may assume, with respect to performance by the Company of its obligations under the Third Amended and Restated Registration Rights Agreement, compliance by the Company at such time with the registration requirements of the Securities Act and with applicable state securities laws and may disclaim any opinion as to the validity or enforceability of the indemnification and contribution provisions of the Third Amended and Restated Registration Rights Agreement.

                            (iv)   The authorized capital stock of the Company
as of the date hereof consists of (i) 1,562,500 shares of Class A Convertible Preferred Stock, par value $.001 per share (the "Class A Preferred Stock"), (ii) 2,151,420 shares of Class B Convertible Preferred Stock, par value $.001 per share (the "Class B Preferred Stock"), (iii) 3,188,889 shares of Class C Convertible Preferred Stock, par value $.001 per share (the "Class C Preferred Stock"), (iv) 2,045,785 shares of Class D Convertible Preferred Stock, par value $.001 per share (the "Class D Convertible Preferred Stock"), (v) 1,024,351 shares of Class E Convertible Preferred Stock, par value $.001 per share (the "Class E Preferred Stock"), (vi) 2,018,350 shares of Class F Convertible Preferred Stock, par value $.001 per share (the "Class F Preferred Stock") and
(vii) 21,000,000 shares of Common Stock. Immediately prior to the Closing, 4,855,333 shares of Common Stock, 1,507,500 shares of Class A Preferred Stock, 2,151,420 shares of Class B Preferred Stock, 3,188,889 shares of Class C Preferred Stock, 2,045,785 shares of Class D Preferred Stock and 1,024,351 shares of Class E Preferred Stock will be validly issued and outstanding, fully paid and nonassessable with no personal liability attaching to the ownership thereof and no shares of Class F Preferred Stock will have been issued. The Class F Preferred Stock, when issued to the Purchasers pursuant to the terms of this Agreement and for the consideration set forth herein, will be validly issued and outstanding, fully paid and nonassessable with no personal liability attaching to the ownership thereof. Immediately prior to the Closing, based on a review by such counsel of the stock record and minute books of the Company, the amount of Common Stock issuable pursuant to warrants, options, convertible securities, and other rights (contingent or other) to purchase or otherwise acquire equity securities of the Company, and the number of shares of Common Stock and the number of such subscriptions, warrants, options, convertible securities, and other such rights held by each, will be as set forth in Schedule II and Schedule III. The designations, powers, preferences, rights, qualifications, limitations and restrictions in respect of each class or series of authorized capital stock of the Company are as set forth in the Charter, and all such designations, powers, preferences, rights, qualifications, limitations and restrictions are valid, binding and enforceable against the Company and in accordance with all applicable laws (subject, as to enforcement, to the discretion of courts in awarding equitable relief and to applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting the rights of creditors generally). Except as set forth in Schedule II and Schedule III, to the knowledge of such counsel, immediately prior to the Closing no Common Stock has been issued pursuant to any subscription, warrant, option, convertible security, or other right (contingent or otherwise) to purchase or acquire equity securities of the Company will be authorized or outstanding and there will be no commitment by the Company to issue shares, subscriptions, warrants, options, convertible securities, or other such rights or to distribute to holders of any of its equity securities any evidence of indebtedness or asset. Except as set forth in Schedule II or as provided for in the Charter, to the knowledge of such counsel, the Company has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its equity securities or any interest therein or to pay any dividend or make any other distribution in respect thereof.

                            (v)    The Preferred Shares and the Conversion
Shares have been duly authorized. The issuance, sale and delivery of the Preferred Shares and the issuance and delivery of the Conversion Shares upon conversion of the Preferred Shares have been duly authorized by all required corporate action; the Preferred Shares have been validly issued, are fully paid and nonassessable with no personal liability attaching to the ownership thereof and, to the best knowledge of such counsel, are free and clear of all liens, charges, restrictions, claims and encumbrances imposed by or through the Company except as set forth in the Third Amended and Restated Registration Rights Agreement and the Amended and Restated Stock Restriction Agreement, and the Conversion Shares have been duly reserved for issuance upon conversion of the Preferred Shares and, when issued in accordance with the terms of this Agreement and the Company's Charter, as amended, will be validly issued, fully paid and nonassessable with no personal liability attaching to the ownership thereof and, to the knowledge of such counsel, will be free and clear of all liens, charges, restrictions, claims and encumbrances imposed by or through the Company except as set forth in the Third Amended and Restated Registration Rights Agreement. Neither the issuance, sale or delivery of the Preferred Shares nor the issuance or delivery of the Conversion Shares is subject to any preemptive right of stockholders of the Company arising under law or the Charter or By-laws of the Company, each as amended, or, to the knowledge of such counsel, to any contractual right of first refusal or other right in favor of any person, except as set forth on Schedule II.

                            (vi)   Except as described in Schedule II, to the
knowledge of such counsel there is no (A) action, suit, claim, proceeding or investigation pending or threatened against or affecting the Company, at law or in equity, or before or by any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (B) arbitration proceeding relating to the Company pending under collective bargaining agreements or (C) governmental inquiry pending or threatened against or affecting the Company (including, without limitation, any inquiry as to the qualification of the Company to hold or receive any license or permit). To the knowledge of such counsel, the Company is not in default with respect to any order, writ, injunction or decree known to such counsel of any court or of any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign.

                            (vii)  To the knowledge of such counsel, no third
party has claimed that any person employed by or affiliated with the Company has violated or may be violating any of the terms or conditions of his employment, non-competition or non-disclosure agreement with such third party, or disclosed or may be disclosing or utilized or may be utilizing any trade secret or proprietary information or documentation of such third party or interfered or may be interfering in the employment relationship between such third party and any of its present or former employees.

                            (viii) Assuming the accuracy of the representations
and warranties of the Purchasers set forth in Article III, the offer and sale of the Series F Preferred Stock pursuant to the terms of this Agreement and the Third Amended and Restated Registration Rights Agreement are exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended, and, under such securities laws as they presently exist, the issuance of Common Stock upon conversion of the Series F Preferred Stock will also be exempt from such registration and qualification requirements.

              (b) Representations and Warranties to be True and Correct. The representations and warranties contained in Article II shall be true, complete and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date, and the President and Treasurer of the Company shall have certified to such effect to the Purchasers in writing.

              (c) Performance. The Company shall have performed and complied with all agreements contained herein required to be performed or complied with by it prior to or at the Closing Date, and the President and Treasurer of the Company shall have certified to the Purchasers in writing to such effect and to the further effect that all of the conditions set forth in this Article IV have been satisfied.

              (d) All Proceedings to be Satisfactory. All corporate and other proceedings to be taken by the Company in connection with the transactions contemplated hereby and all documents incident thereto shall be satisfactory in form and substance to the Purchasers and their counsel, and the Purchasers and their counsel shall have received all such counterpart originals or certified or other copies of such documents as they reasonably may request.

              (e) Supporting Documents. The Purchasers and their counsel shall have received copies of the following documents:

                            (i)    (A) the Charter, certified as of a recent
date by the Secretary of State of the State of Delaware, (B) a certificate of said Secretary dated as of a recent date as to the due incorporation and good standing of the Company, the payment of all excise taxes by the Company and listing all documents of the Company on file with said Secretary, and (C) certificates of good standing or authority to conduct business from each state in which the absence of such good standing or authority to conduct business would have a Material Adverse Effect on the Company;

                            (ii)   a certificate of the Secretary or an
Assistant Secretary of the Company dated the Closing Date and certifying: (A) that attached thereto is a true and complete copy of the By-laws of the Company as in effect on the date of such certification; (B) that attached thereto is a true and complete copy of all resolutions adopted by the Board of Directors or the stockholders of the Company authorizing the execution, delivery and performance of this Agreement, the Third Amended and Restated Registration Rights Agreement and the Amended and Restated Stock Restriction Agreement, the issuance, sale and delivery of the Preferred Shares and the reservation, issuance and delivery of the Conversion Shares, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated by this Agreement, the Third Amended and Restated Registration Rights Agreement and the Amended and Restated Stock Restriction Agreement; (C) that the Charter has not been amended since the date of the last amendment referred to in the certificate delivered pursuant to clause (i)(B) above; and (D) to the incumbency and specimen signature of each officer of the Company executing this Agreement, the Third Amended and Restated Registration Rights Agreement and the Amended and Restated Stock Restriction Agreement, the stock certificates representing the Preferred Shares and any certificate or instrument furnished pursuant hereto, and a certification by another officer of the Company as to the incumbency and signature of the officer signing the certificate referred to in this clause
(ii); and

                            (iii)  such additional supporting documents and
other information with respect to the operations and affairs of the Company as the Purchasers or their counsel reasonably may request.

              (f) Other Agreements. The Company and each Prior Investor (as such term is defined therein) shall have executed and delivered the Third Amended and Restated Registration Rights Agreement. The Company and each party to (i) the Stock Restriction Agreement, dated July 12, 1996, by and among the Company, Robert McGovern and persons listed as purchasers in the signature pages thereto and (ii) the Stock Restriction Agreement, dated July 12, 1996, by and among the Company, James Winchester and persons listed as purchasers in the signature pages thereto shall have executed and delivered the Amended and Restated Stock Restriction Agreement.

              (g) Non-Competition Agreements. Copies of the Non-Competition Agreements with the Company signed by each of Robert McGovern, James Winchester and Gene Austin (collectively, the "Non-Competition Agreements") shall have been delivered to counsel for the Purchasers.

              (h) Charter. The Charter shall read in its entirety as set forth in Exhibit B.

              (i) Employee Agreements. Copies of the Employee Nondisclosure and Developments Agreements shall have been delivered to counsel for the Purchasers.

              (j) Board Observer. GE Capital Equity Investments, Inc. ("GECE") and General Electric Pension Trust ("GEPT") each shall have the right to assign an observer to the Board of Directors of the Company to attend each meeting of the Board of Directors of the Company and each meeting of any Committee thereof.

              (k) Preemptive Rights. All stockholders of the Company having any preemptive, first refusal or other rights with respect to the issuance of the Preferred Shares or the Conversion Shares shall have irrevocably exercised or waived the same in writing.

              (l) Fees of Purchasers' Counsel. The Company shall have paid in accordance with Section 6.1 the fees and disbursements of Purchasers' counsel invoiced at the Closing.

              (m) Blue Sky. The Preferred Shares shall have been qualified under applicable state securities laws.

       All such documents shall be satisfactory in form and substance to the Purchasers and each of their counsels.

                                    ARTICLE V

                            COVENANTS OF THE COMPANY

       The Company covenants and agrees with each of the Purchasers that:

       5.1 Financial Statements, Reports, Etc. The Company shall furnish to each Purchaser holding any Preferred Shares, and to each stockholder listed on
Schedule III hereto (individually, an "Existing Stockholder" and collectively, the "Existing Stockholders"), until the earlier of such time as the Existing Stockholder holds at least 50% of the outstanding stock of the Company held by such Existing Stockholder as of the date hereof (calculated on a fully-diluted basis and adjusting for stock splits, stock dividends and the like) or the completion of an initial public offering of the Company's stock:

              (a) within ninety (90) days after the end of each fiscal year of the Company a consolidated balance sheet of the Company and its subsidiaries as of the end of such fiscal year and the related consolidated statements of income, stockholders' equity and cash flows for the fiscal year then ended, prepared in accordance with generally accepted accounting principles and certified by a firm of independent public accountants of recognized national standing selected by the Board of Directors of the Company;

              (b) within thirty (30) days after the end of each quarter in each fiscal year (other than the last quarter in each fiscal year) a consolidated balance sheet of the Company and its subsidiaries and the related consolidated statements of income, stockholders' equity and cash flows, unaudited but prepared in accordance with generally accepted accounting principles and certified by the Chief Executive Officer or Chief Financial Officer of the Company, such consolidated balance sheet to be as of the end of such quarter and such consolidated statements of income, stockholders' equity and cash flows to be for such quarter and for the period from the beginning of the fiscal year to the end of such quarter, in each case with comparative statements for the prior fiscal year, provided that the Company's obligations under this Section 5.1(b) shall terminate upon the completion of a firm commitment underwritten public offering of the Company's securities; provided further that such certificate by the Chief Executive Officer or Chief Financial Officer shall also state that during the period covered by the most recent statement of income delivered to the Purchasers no event of default or default has occurred under any material agreement to which the Company is a party or violation of any law, rule or regulation to which the Company is subject, or, if such has occurred, specifying the nature and status thereof, the period of existence thereof and what action the Company has taken or proposes to take with respect thereto;

              (c) at the time of delivery of each quarterly statement pursuant to Section 5.1(b), a management narrative report explaining all significant variances from forecasts and all significant current developments in staffing, marketing, sales and operations;

              (d) no later than fifteen (15) days prior to the start of each fiscal year, consolidated capital and operating expense budgets, cash flow projections and income and loss projections for the Company and its subsidiaries in respect of such fiscal year, all itemized in reasonable detail and prepared on a monthly basis, and, promptly after preparation, any revisions to any of the foregoing;

              (e) promptly following receipt by the Company, each audit response letter, accountant's management letter and other written report submitted to the Company by its independent public accountants in connection with an annual or interim audit of the books of the Company or any of its subsidiaries;

              (f) promptly upon sending, making available or filing the same, all press releases, reports and financial statements that the Company sends or makes available to its stockholders or directors or files with the Commission; and

              (g) promptly, from time to time, such other information regarding the business, prospects, financial condition, operations, property or affairs of the Company and its subsidiaries as such Purchaser reasonably may request.

       5.2 Right of First Offer. So long as any shares of Class A Preferred Stock, Class B Preferred Stock, Class C Preferred Stock, Class D Preferred Stock, Class E Convertible Preferred Stock or Class F Preferred Stock are outstanding, the Company shall, prior to any issuance by the Company of any of its securities (other than debt securities with no equity feature), offer to each Purchaser and to each then existing holder of such Preferred Stock (an "Existing Stockholder") by written notice the right, for a period of thirty (30) days, to purchase, on a pro rata basis, all of such securities for cash at an amount equal to the price or other consideration for which such securities are to be issued; provided, however, that the first refusal rights of the Purchasers and Existing Stockholders pursuant to this Section 5.2 shall not apply to securities issued (A) upon conversion of any of the Preferred Shares, (B) as a stock dividend or upon any subdivision of shares of Common Stock, provided that the securities issued pursuant to such stock dividend or subdivision are limited to additional shares of Common Stock, (C) pursuant to subscriptions, warrants, options, convertible securities, or other rights which are listed in Schedule III as being outstanding on the date of this Agreement, (D) solely in consideration for the acquisition (whether by merger or otherwise) by the Company or any subsidiaries of all or substantially all of the stock or assets of any other entity, (E) pursuant to a firm commitment underwritten public offering, (F) pursuant to the exercise of the warrants issued to ADP, Inc. ("ADP") in connection with its purchase of Class D Preferred Stock and (G) pursuant to the exercise of options to purchase Common Stock granted to directors, officers, employees or consultants of the Company in connection with their service to the Company, not to exceed in the aggregate 2,100,000 shares (appropriately adjusted to reflect stock splits, stock dividends, combinations of shares and the like with respect to the Common Stock) less the number of shares (as so adjusted) issued pursuant to subscriptions, warrants, options, convertible securities, or other rights outstanding on the date of this Agreement and listed in Schedule III pursuant to clause (C) above (the shares exempted by this clause (G) being hereinafter referred to as the "Reserved Employee Shares") provided that the number of Reserved Employee Shares may be increased with the approval of a majority of the Board of Directors. The Company's written notice to the Purchasers and Existing Stockholders shall describe the securities proposed to be issued by the Company and specify the number, price and payment terms. Each Purchaser and Existing Stockholder may accept the Company's offer as to the full number of securities offered to it or any lesser number, by written notice thereof given by it to the Company prior to the expiration of the aforesaid thirty (30) day period, in which event the Company shall promptly sell and such Purchaser or Existing Stockholder shall buy, upon the terms specified, the number of securities agreed to be purchased by such Purchaser or Existing Stockholder. Notwithstanding the foregoing, if the Purchasers and Existing Stockholders agree, in the aggregate, to purchase more than the full number of securities offered by the Company, then each Purchaser and Existing Stockholder accepting the Company's offer shall first be allocated the lesser of (i) the number of securities which such Purchaser or Existing Stockholder agreed to purchase and (ii) the number of securities as is equal to the full number of securities offered by the Company multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock held by such Purchaser or Existing Stockholder as of the date of the Company's notice of offer (treating such Purchaser or Eisting Stockholder, for the purpose of such calculation, as the holder of the number of shares of Common Stock which would be issuable to such Purchaser or Existing Stockholder upon conversion, exercise or exchange of all securities (including but not limited to the Preferred Shares) held by such Purchaser or Existing Stockholder on the date such offer is made, that are then convertible, exercisable or exchangeable into or for (whether directly or indirectly) shares of Common Stock) and the denominator of which shall be the aggregate number of shares of Common Stock (calculated as aforesaid) held on such date by all Purchasers and Existing Stockholders who accepted the Company's offer, and the balance of the securities (if any) offered by the Company shall be allocated among the Purchasers and Existing Stockholders accepting the Company's offer in proportion to their relative equity ownership interests in the Company (calculated as aforesaid), provided that no Purchaser or Existing Stockholder shall be allocated more than the number of securities which such Purchaser or Existing Stockholder agreed to purchase and provided further that in cases covered by this sentence all Purchasers and Existing Stockholders shall be allocated among them the full number of securities offered by the Company. The Company shall be free at any time prior to ninety (90) days after the date of its notice of offer to the Purchasers and Existing Stockholders, to offer and sell to any third party or parties the number of such securities not agreed by the Purchasers and Existing Stockholders to be purchased by them, at a price and on payment terms no less favorable to the Company than those specified in such notice of offer to the Purchasers and Existing Stockholders. However, if such third party sale or sales are not consummated within such ninety (90) day period, the Company shall not sell such securities as shall not have been purchased within such period without again complying with this Section 5.2.

       5.3 Reserve for Conversion Shares. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, for the purpose of effecting the conversion of the Preferred Shares and otherwise complying with the terms of this Agreement, such number of its duly authorized shares of Common Stock as shall be sufficient to effect the conversion of the Preferred Shares from time to time outstanding or otherwise to comply with the terms of this Agreement. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of the Preferred Shares or otherwise to comply with the terms of this Agreement, the Company will forthwith take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes. The Company will obtain any authorization, consent, approval or other action by or make any filing with any court or administrative body that may be required under applicable state securities laws in connection with the issuance of shares of Common Stock upon conversion of the Preferred Shares.

       5.4 Corporate Existence. The Company shall maintain and, except as otherwise permitted by Section 5.16, cause any subsidiaries to maintain, their respective corporate existence, rights and franchises in full force and effect.

       5.5 Properties, Business, Insurance. The Company shall maintain and cause any subsidiaries to maintain as to their respective properties and business, with financially sound and reputable insurers, insurance against such casualties and contingencies and of such types and in such amounts as is customary for companies similarly situated, which insurance shall be deemed by the Company to be sufficient. The Company shall also maintain in effect "key person" life insurance policies, payable to the Company, on the life of Robert McGovern (so long as he remains an employee of the Company), in the amount of $2,000,000. The Company shall not cause or permit any assignment or change in beneficiary and shall not borrow against such policy. If requested by Purchasers holding at least a majority of the outstanding Preferred Shares, the Company will add one designee of such Purchasers as a notice party for such policy and shall request that the issuer of such policy provide such designee with ten (10) days' notice before such policy is terminated (for failure to pay premiums or otherwise) or assigned or before any change is made in the beneficiary thereof.

       5.6 Inspection, Consultation and Advice. Until the closing of an initial public offering of the Company's stock, the Company shall permit and cause each of its subsidiaries to permit each Purchaser and such persons as it may designate, at such Purchaser's expense, to visit and inspect any of the properties of the Company and its subsidiaries, examine their books and take copies and extracts therefrom, discuss the affairs, finances and accounts of the Company and its subsidiaries with their officers, employees and public accountants (and the Company hereby authorizes said accountants to discuss with such Purchaser and such designees such affairs, finances and accounts), and consult with and advise the management of the Company and its subsidiaries as to their affairs, finances and accounts, all at reasonable times and upon reasonable notice.

       5.7 Restrictive Agreements Prohibited. Neither the Company nor any of its subsidiaries shall become a party to any agreement which by its terms restricts the Company's performance of this Agreement, the Third Amended and Restated Registration Rights Agreement the Amended and Restated Stock Restriction Agreement or the Charter.

       5.8 Transactions with Affiliates. Except for transactions contemplated by this Agreement or as otherwise approved by the Board of Directors, neither the Company nor any of its subsidiaries shall enter into any transaction with any director, officer, employee or holder of more than 5% of the outstanding capital stock of any class or series of capital stock of the Company or any of its subsidiaries, affiliates, member of the family of any such person, or any corporation, partnership, trust or other entity in which any such person, or member of the family of any such person, is a director, officer, trustee, partner or holder of more than 5% of the outstanding capital stock thereof, except for transactions related to such person's employment on terms consistent with then current industry practice and in the ordinary course of business for the Company as it is then conducted.

       5.9 Use of Proceeds. The Company shall use the proceeds from the sale of the Preferred Shares solely for working capital.

       5.10 Board of Directors Meetings. The Company shall use its best efforts to ensure that meetings of its Board of Directors are held at least four times each year and at least once each quarter. The Company shall permit each of GECE and GEPT to have an observer attend each meeting of the Board of Directors of the Company and each meeting of any Committee thereof for as long as GECE and/or GEPT together, or individually, shall continue to hold an aggregated total of at least 250,000 shares of the Company Series F Convertible Preferred Stock or Common Stock into which such shares are convertible. Each person so designated by GECE and GEPT as an observer on its respective behalf shall be sent all materials provided to members of the Company's Board of Directors at the same time and in the same manner as the Company's Board of Directors.

       5.11 Compensation. The Company shall not pay to its management compensation in excess of that compensation customarily paid to management in companies of similar size, of similar maturity, and in similar businesses without the written consent of a majority of the members of the Board of Directors of the Company.

       5.12 Performance of Contracts. The Company shall not amend, modify, terminate, waive or otherwise alter, in whole or in part, any of the Employee Nondisclosure and Developments Agreements or the Non-Competition Agreements without the written consent of a majority of the members of the Board of Directors of the Company.

       5.13 Vesting of Reserved Employee Shares. The Company shall not grant to any of its employees options to purchase Reserved Employee Shares which will become exercisable at a rate in excess of 25% per annum from the date of such grant (except as set forth on Schedule II) without the consent of the Board of Directors.

       5.14 Employee Nondisclosure and Developments Agreements. The Company shall use its best efforts to obtain, and shall cause its subsidiaries to use their best efforts to obtain, an Employee Nondisclosure and Developments Agreement from all future officers, key employees and other employees who will have access to confidential information of the Company or any of its subsidiaries, upon their employment by the Company or any of its subsidiaries.

       5.15 Activities of Subsidiaries. The Company shall not permit any subsidiary to consolidate or merge into or with or sell or transfer all or substantially all its assets, except that any subsidiary may (i) consolidate or merge into or with or sell or transfer assets to any other subsidiary, or (ii) merge into or sell or transfer assets to the Company. The Company shall not sell or otherwise transfer any shares of capital stock of any subsidiary, except to the Company or another subsidiary, or permit any subsidiary to issue, sell or otherwise transfer any shares of its capital stock or the capital stock of any subsidiary, except to the Company or another subsidiary. The Company shall not permit any subsidiary to purchase or set aside any sums for the purchase of, or pay any dividend or make any distribution on, any shares of its stock, except for dividends or other distributions payable to the Company or another subsidiary.

       5.16 Compliance with Laws. The Company shall comply, and cause each subsidiary to comply, with all applicable laws, rules, regulations and orders including, without limitation, the Foreign Corrupt Practices Act of 1977, as amended, noncompliance with which could have a Material Adverse Effect on the Company.

       5.17 Keeping of Records and Books of Account. The Company shall keep, and cause each subsidiary to keep, adequate records and books of account, in which complete entries will be made in accordance with generally accepted accounting principles consistently applied, reflecting all financial transactions of the Company and such subsidiary, and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made.

       5.18 Change in Nature of Business. The Company shall not make, or permit any subsidiary to make, any material change in the nature of its business as currently conducted.

       5.19 U.S. Real Property Interest Statement. The Company shall provide prompt written notice to each Purchaser following any "determination date" (as defined in Treasury Regulation Section 1.897-2(c)(i)) on which the Company becomes a United States real property holding corporation. In addition, upon a written request by any Purchaser, the Company shall provide such Purchaser with a written statement informing the Purchaser whether such Purchaser's interest in the Company constitutes a U.S. real property interest. The Company's determination shall comply with the requirements of Treasury Regulation Section 1.897-2(h)(1) or any successor regulation, and the Company shall provide timely notice to the Internal Revenue Service, in accordance with and to the extent required by Treasury Regulation Section 1.897- 2(h)(2) or any successor regulation, that such statement has been made. The Company's written statement to any Purchaser shall be delivered to such Purchaser within ten (10) days of such Purchaser's written request therefor. The Company's obligation to furnish a written statement pursuant to this Section 5.19 shall continue notwithstanding the fact that a class of the Company's stock may be regularly traded on an established securities market.

       5.20 Rule 144A Information. The Company shall, at all times during which it is neither subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), nor exempt from reporting pursuant to Rule 12g3-2(b) under the Exchange Act, provide in writing, upon the written request of any Purchaser or a prospective buyer of Preferred Shares or Conversion Shares from any Purchaser, all information required by Rule 144A(d)(4)(i) of the General Regulations promulgated by the Commission under the Securities Act ("Rule 144A Information"). The Company also shall, upon the written request of any Purchaser or any stockholder listed on
Schedule III, cooperate with and assist such Purchaser or any member of the National Association of Securities Dealers, Inc. PORTAL system in applying to designate and thereafter maintain the eligibility of the Preferred Shares or Conversion Shares, as the case may be, for trading through PORTAL. The Company's obligations under this Section 5.20 shall at all times be contingent upon the relevant Purchaser's obtaining from the prospective buyer of Preferred Shares or Conversion Shares a written agreement to take all reasonable precautions to safeguard the Rule 144A Information from disclosure to anyone other than a person who will assist such buyer in evaluating the purchase of any Preferred Shares or Conversion Shares.

       5.21 Termination of Covenants. Subject to Section 6.12, the covenants set forth in Sections 5.19 and 5.20 shall terminate and be of no further force or effect as to each of the Purchasers when such Purchaser no longer holds any shares of capital stock of the Company. Except as otherwise provided above, all of the other covenants set forth in this Article V (other than Section 5.23) shall terminate and be of no further force or effect as to each of the Purchasers when such Purchaser owns less than 20% of the Preferred Shares purchased by it on the date hereof (appropriately adjusted to reflect stock splits, stock dividends, combinations of shares and the like with respect to the Class F Convertible Preferred Stock).

       5.22 Taxes. The Company shall pay and discharge, before the same shall become delinquent, (i) all amounts of taxes, assessments and governmental charges or levies imposed upon it or upon its property and (ii) all lawful claims that, if unpaid, could reasonably be expected by law to become a lien on its property; provided, however, that neither the Company nor its subsidiaries will be required to pay or discharge any such tax, assessment, charge or claim
(y) that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained or (z) the non-payment or non-discharge of which could not reasonably be expected to be materially adverse to the business, properties, prospects or condition (financial or otherwise) of the Company.

       5.23 Underwriters. Notwithstanding any provision herein or in the Third Amended and Restated Registration Rights Agreement to the contrary, so long as GEPT shall be holder of equity of the Company, in the case of any such public offering of equity of the Company in which existing stockholders of the Company are permitted to sell such equity, GEPT shall have the right, in its sole discretion, to approve or disapprove of any underwriter in which General Electric Company owns a direct or indirect interest of five percent (5%) or more; provided that GEPT shall notify the Company, promptly after the Board's decision to begin interviewing underwriters, as to all underwriters in which General Electric Company owns a direct or indirect interest of five percent (5%) or more.

       5.24 Lost Certificate Evidencing Shares; Exchange. Upon receipt of written notice or other evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any certificate evidencing validly issued and outstanding shares of the Company's stock and, in the case of any such loss, theft, or destruction, upon receipt of GEPT's or GECE's unsecured indemnity agreement, or, in the case of any other holder of the Company's shares, other indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such certificates, the Company, at the Company's expense, will issue and deliver in its customary manner a new certificate in lieu of the lost, stolen, destroyed or mutilated certificate carrying the same rights and obligations as the original certificate.

                                   ARTICLE VI

                                 MISCELLANEOUS


       6.1 Expenses. Each party hereto will pay its own expenses in connection with the transactions contemplated hereby, whether or not such transactions shall be consummated, provided, however, that the Company shall pay the fees and disbursements of the Purchasers' counsel in connection with such transactions and any subsequent amendment, waiver, consent or enforcement thereof.

       6.2 Survival of Agreements. All covenants, agreements, representations and warranties made herein or in the Third Amended and Restated Registration Rights Agreement or Amended and Restated Stock Restriction Agreement, or any certificate or instrument delivered to the Purchasers pursuant to or in connection with this Agreement, the Third Amended and Restated Registration Rights Agreement or the Amended and Restated Stock Restriction Agreement, shall survive the execution and delivery of this Agreement, the Third Amended and Restated Registration Rights Agreement and the Amended and Restated Stock Restriction Agreement, the issuance, sale and delivery of the Preferred Shares, and the issuance and delivery of the Conversion Shares, and all statements contained in any certificate or other instrument delivered by the Company hereunder or thereunder or in connection herewith or therewith shall be deemed to constitute representations and warranties made by the Company.

       6.3 Brokerage. Each party hereto will indemnify and hold harmless the others against and in respect of any claim for brokerage or other commissions relative to this Agreement or to the transactions contemplated hereby, based in any way on agreements, arrangements or understandings made or claimed to have been made by such party with any third party.

       6.4 Parties in Interest. All representations, covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. Without limiting the generality of the foregoing, all representations, covenants and agreements benefiting the Purchasers shall inure to the benefit of any and all subsequent holders from time to time of Preferred Shares or Conversion Shares.

       6.5 Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be delivered in person, mailed by certified or registered mail, return receipt requested, or sent by telecopier or telex, addressed as follows:

              (a) if to the Company, at 11495 Sunset Hills Road, Reston, VA 20190, Attention: President, with a copy to David Sylvester, Hale and Dorr LLP, 1455 Pennsylvania Avenue, N.W., Washington, D.C. 20004; and

              (b) if to GECE, at the address of GECE set forth in Schedule I, with a copy to William F. Schwitter, Esq., Paul, Hastings, Janofsky & Walker LLP, 399 Park Avenue, New York, New York 10022-4697;

              (c) if to GEPT, at the address of GEPT set forth in Schedule I, with a copy to E. Ann Gill, Esq., Dewey Ballantine LLP, 1301 Avenue of the Americas, New York, New York 10019-6092;

              (d) or, in any such case, at such other address or addresses as shall have been furnished in writing by such party to the others.

       6.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to principles or rules of conflicts of laws to the extent such principles or rules would require or permit the application of the laws of another jurisdiction.

       6.7 Entire Agreement. This Agreement, including the Schedules and Exhibits hereto, constitutes the sole and entire agreement of the parties with respect to the subject matter hereof. All Schedules and Exhibits hereto are hereby incorporated herein by reference.

       6.8 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

       6.9 Amendments. This Agreement may not be amended or modified, and no provisions hereof may be waived, without the written consent of the Company and the holders of at least two-thirds of the outstanding shares of Common Stock issued or issuable upon conversion of the Preferred Shares, provided however, that Section 5.23 cannot be amended without the consent of GEPT.

       6.10 Severability. If any provision of this Agreement shall be declared void or unenforceable by any judicial or administrative authority, the validity of any other provision and of the entire Agreement shall not be affected thereby.

       6.11 Titles and Subtitles. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting any term or provision of this Agreement.

       6.12 Assignment. The rights granted pursuant to this Agreement may be assigned or otherwise conveyed by a Purchaser to an affiliate or successor trustee of such Purchaser provided that (i) such assignee is not a direct competitor of the Company and (ii) the Purchaser shall notify the Company of such transfer prior to its occurrence.

       6.13 Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

              (a) "Benefit Arrangement" means each employment, severance or other similar contract, arrangement or policy (written or oral) and each plan or arrangement (written or oral) providing for severance benefits, insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits or for deferred compensation, profit-sharing, bonuses, stock options, stock appreciation rights or other forms of incentive compensation or post-retirement insurance, compensation or benefits which (i) is not an Employee Plan and (ii) covers any employee or former employee of the Company.

              (b) "Employee Plan" means each "employee benefit plan," as such term is defined in Section 3(3) of ERISA, that (A)(i) is subject to any provision of ERISA and (ii) is maintained or contributed to by the Company, or
(B)(i) is subject to any provision of Title IV of ERISA and (ii) is maintained or contributed to by any of the Company's ERISA Affiliates.

              (c) "ERISA" means the Employment Retirement Income Security Act of 1974, as amended.

              (d) "ERISA Affiliate" of any entity means any other entity that, together with such entity, would be treated as a single employer under
Section 414 of the Code.

              (e) "Multiemployer Plan" means each Employee Plan that is a multiemployer plan, as defined in Section 3(37) of ERISA.

              (f) "person" shall mean an individual, corporation, trust, partnership, joint venture, unincorporated organization, government agency or any agency or political subdivision thereof, or other entity.

              (g) "subsidiary" shall mean, as to the Company, any corporation of which more than 50% of the outstanding stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned by the Company, or by one or more of its subsidiaries, or by the Company and one or more of its subsidiaries.

       6.14 Further Assurances. The Company shall, upon request of a Purchaser, duly execute and deliver, or cause to be duly executed and delivered, such further instruments as reasonably requested by such Purchaser or do, or cause to be done, such further acts as may reasonably be necessary or proper to carry out the provisions and purposes of this Agreement.

       IN WITNESS WHEREOF, the Company and the Purchasers have executed this Class F Convertible Preferred Stock Purchase Agreement as of the day and year first above written.

                                   CAREERBUILDER, INC.

                                   By: /s/ ROBERT McGOVERN
                                      --------------------------------------
                                        Name:  Robert McGovern
                                        Title:  CEO



                                   PURCHASERS:

                                   GE CAPITAL EQUITY INVESTMENTS, INC.

                                   By:  /s/ TONY J. PANTUSO
                                      --------------------------------------
                                        Name:  Tony J. Pantuso
                                        Title:  Dept Ops Manager



                                   GENERAL ELECTRIC PENSION TRUST

                                   By:  /s/ DONALD W. TOREY
                                      --------------------------------------
                                        Name:  Donald W. Torey
                                        Title:  Executive Vice President



                                   THOMSON U.S. INC.

                                   By:  /s/ JAMES R. SCHURR
                                      --------------------------------------
                                        Name:  James R. Schurr
                                        Title:  Vice President

                                   21st CENTURY INTERNET VENTURE
                                     PARTNERS, LLC

                                   By:  /s/ JOHN NEIL WEINTRAUT
                                      --------------------------------------
                                        Name:
                                        Title:


                                   NEW ENTERPRISE ASSOCIATES VI, LIMITED
                                     PARTNERSHIP

                                   By:  /s/ PETER BARRIS
                                      --------------------------------------
                                        Name:
                                        Title:


                                   FBR eCOMM, L.P.

                                   By:  /s/ PETER BARRIS
                                      --------------------------------------
                                        Name:
                                        Title:


                                   FBR TECHNOLOGY VENTURE PARTNERS, L.P.

                                   By:  /s/ GENE RIECHERS
                                      --------------------------------------
                                        Name:  Gene Riechers
                                        Title:  Managing Director


                                   ADP, INC.

                                   By:  /s/ GARY C. BUTLER
                                      --------------------------------------
                                        Name:
                                        Title:

                                   /s/ JOHN BURTON
                                   ----------------------------------------
                                   John Burton, individually




                                   /s/ MARK GRUHIN
                                   ----------------------------------------
                                   Mark Gruhin, individually


                                   /s/ SUZANNE HOOPER KING
                                   ----------------------------------------
                                   Suzanne Hooper King, individually

                                   SCHEDULE I

                                   Purchasers

--------------------------------------------------------------------------------------------
                                             Number of                    Purchase Price For
Name and Address of Purchaser                Aggregate Preferred          Preferred Shares
                                             Shares to be
                                             Purchased
--------------------------------------------------------------------------------------------
GE Capital Equity Investments, Inc.          917,431                      $4,999,998.95
120 Long Ridge Road
Stamford, CT  06927
--------------------------------------------------------------------------------------------
General Electric Pension Trust               458,716                      $2,500,002.20
3003 Summer Street
Stamford, CT 06904
--------------------------------------------------------------------------------------------
Thomson U.S. Inc.                            45,130                       $245,958.50
c/o TTC Ventures
One Main Street
Cambridge, MA  02142
--------------------------------------------------------------------------------------------
21st Century Internet Venture                171,389                      $934,070.05
    Partners, LLC
Two South Park
Second Floor
San Francisco, CA  94107
--------------------------------------------------------------------------------------------
New Enterprise Associates VI,                279,792                      $1,524,866.40
    Limited Partnership
1119 St. Paul Street
Baltimore, MD  21202
--------------------------------------------------------------------------------------------
FBR eComm, L.P.                              8,009                        $43,649.05
Potomac Tower
1001 Nineteenth Street North
Arlington, VA  22209
--------------------------------------------------------------------------------------------
FBR Technology Venture                       40,047                       $218,256.15
    Partners, L.P.
Potomac Tower
1001 Nineteenth Street North
Arlington, VA  22209
--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------
ADP, Inc.                                    63,232                       $344,614.40
One ADP Boulevard
Roseland, NJ  07068
--------------------------------------------------------------------------------------------
John Burton                                  28,066                       $152,959.70
1110 Harvey St.
McLean, VA 22101
--------------------------------------------------------------------------------------------
Mark Gruhin                                  4,703                        $25,631.35
6 Masters Ct.
Potomac, MD  20854
--------------------------------------------------------------------------------------------
Suzanne Hooper King
4827 North 25th St.
Arlington, VA 22207                          1,835                        $10,000.75
--------------------------------------------------------------------------------------------

              TOTAL                          2,018,350                    $11,000,007.50